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                                                               Exhibit 2.k.(ii)

                                                 S&C Draft of February 16, 1999


                             PAYING AGENT AGREEMENT

                  This PAYING AGENT AGREEMENT, dated as of February 17, 1999, by and between ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Paying Agent"), and Estee Lauder Automatic Common Exchange Security Trust II, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of [Pricing Date] (the "Trust Agreement") (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust").

                               W I T N E S S E T H

                  WHEREAS, the Trust is a non-diversified, closed-end management investment company, as defined in the Investment Company Act of 1940 (the "Investment Company Act"), formed to purchase and hold the U.S. treasury securities (the "Treasury Securities"), to enter into and hold a forward purchase contract (the "Contract") with an existing shareholder of The Estee Lauder Companies Inc. (the "Company") and to issue $____ Trust Automatic Common Exchange Securities (the "Securities") to the public in accordance with the terms and conditions of the Trust Agreement;

                  WHEREAS, the Trust desires to engage the services of the Paying Agent to assume certain responsibilities and to perform certain duties as the transfer agent, registrar and paying agent with respect to the Securities upon the terms and conditions of this Agreement; and

                  WHEREAS, the Paying Agent is qualified and willing to assume such responsibilities and to perform such duties, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Trust Agreement.

                                   ARTICLE II

                                  PAYING AGENT

                  2.1 Appointment of Paying Agent and Acceptance. The Trust hereby appoints the Paying Agent and the Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the written instructions of the Administrator and the provisions set forth in this
Article II as Paying Agent with respect to the Securities. Without limiting the generality of the foregoing, ChaseMellon Shareholder Services, L.L.C., as Paying Agent, agrees that it shall establish and maintain the Trust Account, subject to the provisions of Section 2.3 hereof.

                  2.2 Certificates and Notices. The Trustees shall deliver, or cause to be delivered, to the Paying Agent the certificates and notices required to be delivered to the Paying Agent pursuant to the Trust Agreement, and the Paying Agent shall mail or publish such certificates or notices as required by the Trust Agreement, but the Paying Agent shall have no responsibility to confirm or verify the accuracy of certificates or notices of the Trust so delivered.

                  2.3 Payments and Investments. The Paying Agent shall make payments out of the Trust Account as provided for in Article III of the Trust Agreement. The Paying Agent shall effect the transactions set forth in Sections 2.3, 2.4, 2.5 and 8.3 of the Trust Agreement upon receipt of written instructions to do so from the Administrator and shall invest monies on deposit in the Trust Account in Temporary Investments in accordance with Section 3.5 of the Trust Agreement. Except as otherwise specifically provided herein or in the Trust Agreement, the Paying Agent shall not have the power to sell, transfer or otherwise dispose of any

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Temporary Investment prior to the maturity thereof, or to acquire additional
Temporary Investments. The Paying Agent shall hold any Temporary Investment to its maturity and shall apply the proceeds thereof paid upon maturity to the payment of the next succeeding Quarterly Distribution. All such Temporary Investments shall be selected by the Trustees from time to time or pursuant to standing instructions from the Trustees, and the Paying Agent shall have no liability to the Trust or any Holder or any other Person with respect to any such Temporary Investment.

                  2.4 Instructions from Administrator. The Paying Agent shall receive and execute all written instructions from the Administrator.

                                   ARTICLE III

                          TRANSFER AGENT AND REGISTRAR

                  3.1 Original Issue of Certificates. On the date Securities sold pursuant to the Underwriting Agreement are originally issued, certificates for the Securities shall be issued by the Trust, and, at the request of the Trustees, registered in such names and such denominations as the Underwriter shall have previously requested of the Trustees, executed manually or in facsimile by the Managing Trustee and countersigned manually by the Paying Agent. At no time shall the aggregate number of Securities represented by such countersigned certificates exceed the number of then outstanding Securities.

                  3.2 Registry of Holders. The Paying Agent shall maintain a registry of the Holders of the Securities.

                  3.3 Registration of Transfer of the Securities. The Securities shall be registered for transfer or exchange, and new certificates shall be issued, in the name of the designated transferee or transferees, upon surrender of the old certificates in form deemed by the Paying Agent properly endorsed for transfer with (a) all necessary endorsers' signatures medallion guaranteed, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with

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all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

                  3.4 Lost Certificates. The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the receipt of (a) evidence acceptable to it of the loss, theft or destruction and (b) a surety bond acceptable to the Paying Agent, sufficient to indemnify and save it and the Trustees harmless. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Trustees to the Paying Agent to issue a replacement or new certificate pursuant to this Section 3.4 shall be deemed to be a representation and warranty by the Trust to the Paying Agent that such issuance will comply with any applicable provisions of the law and the Trust Agreement and resolutions of the Trustees.

                  3.5 Transfer Books. The Paying Agent shall maintain the transfer books listing the Holders of the Securities. In case of any written request or demand for the inspection of the transfer books of the Trust or any other books in the possession of the Paying Agent, the Paying Agent will notify the Trustees and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the transfer books or other books to any person in case it is advised by its counsel that its failure to do so would be unlawful.

                  3.6 Disposition of Cancelled Certificates; Records. The Paying Agent shall retain certificates which have been cancelled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Commission for six calendar years from the date of such cancellation, and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Commission and the Board of Governors of the Federal Reserve System. Thereafter such records shall not be destroyed by the Paying Agent but will be safely stored for possible future reference. In case of any request or demand for the inspection of the register of the Trust or any other books

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in the possession of the Paying Agent, the Paying Agent will notify the Trustees and seek to secure instructions as to permitting or refusing such inspection.
The Paying Agent reserves the right, however, to exhibit the register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful, or (ii) expose it to liability, unless the Trustees shall have offered indemnification satisfactory to the Paying Agent.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE TRUST

                  The Trust represents and warrants to the Paying Agent that:

                  (a) the Trust is a validly existing trust under the laws of the State of New York and the Trustees have full power under the Trust Agreement to execute and deliver this Agreement on behalf of the Trust and to authorize, create and issue the Securities;

                  (b) this Agreement has been duly and validly authorized, executed and delivered by the Trustees on behalf of the Trust and constitutes the valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                  (c) the form of the certificate evidencing the Securities complies with all applicable laws of the State of New York;

                  (d) the Securities have been duly and validly authorized, executed and delivered by the Trust and are validly issued;

                  (e) the offer and sale of the Securities has been registered under the Securities Act of 1933 and the Trust has been registered under the Investment Company Act and no further action by or before any governmental

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         body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the Securities;

                  (f) the execution and delivery of this Agreement and the issuance and delivery of the Securities do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any law or regulation, any order or decree of any court or public authority having jurisdiction over the Trust, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound; and

                  (g) no taxes are payable upon or in respect of the execution of this Agreement or the issuance of the Securities.

                                    ARTICLE V

                                DUTIES AND RIGHTS

                  5.1 Duties. The Paying Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  5.2 Rights. (a) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Paying Agent believes in good faith to have been given by the Trustees.

                  (b) The Paying Agent may consult with legal counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

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                  (c) The Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Paying Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys appointed with due care by it hereunder.

                  5.3 Disclaimer. The Paying Agent makes no representation as to
(a) the first two recitals of this Agreement or (b) the validity or adequacy of the Securities.

                  5.4 Compensation, Expenses and Indemnification. (a) The Paying Agent shall receive for all services rendered by it under this Agreement and, upon the prior written approval of the Trustees, for all expenses, disbursements and advances incurred or made by the Paying Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), the compensation set forth in Section 3.1 of the Administration Agreement.

                  (b) The Trust shall indemnify the Paying Agent for, and hold it harmless against, any loss, liability, claim or expense ("Loss") arising out of or in connection with its duties under this Agreement, including the costs and expenses of defending itself against any Loss, unless such Loss shall be a result of the Paying Agent's gross negligence or intentional misconduct. In no case will the Paying Agent be liable for special, indirect, incidental or consequential loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Paying Agent has been advised of the possibility of such damages. The indemnification provided by this Section 5.4(b) shall survive the termination of this Agreement and the resignation or removal of the Paying Agent.


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                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Term of Agreement. (a) The term of this Agreement is unlimited unless terminated as provided in this Section 6.1 or unless the Trust is terminated, in which case this Agreement shall terminate ten days after the date of termination of the Trust. This Agreement may be terminated by either party hereto without penalty upon 60 days' prior written notice to the other party hereto; provided that neither party hereto may terminate this Agreement pursuant to this Section 6.1(a) unless a successor Paying Agent shall have been appointed and shall have accepted the duties of the Paying Agent. The termination of the Trust Agreement, the Collateral Agreement, the Administration Agreement or the Custodian Agreement or the resignation or removal of the Custodian shall cause the termination of this Agreement simultaneously therewith. If, within 30 days after notice by the Paying Agent of termination of this Agreement, no successor Paying Agent shall have been selected and shall have accepted the duties of the Paying Agent, the Paying Agent may apply to a court of competent jurisdiction for the appointment of a successor Paying Agent, and the Trust shall pay all fees and expenses, including but not limited to the cost of legal counsel, reasonably incurred by the Paying Agent in applying to such court for the appointment of a successor Paying Agent.

                  (b) Except as otherwise provided in this para graph (b), the respective rights and duties of the Trustees and the Paying Agent under this Agreement shall cease upon termination of this Agreement. The Trust's representations, warranties, covenants and obligations to the Paying Agent under
Article IV and Section 5.4 hereof shall survive the termination hereof. Upon termination of this Agreement, the Paying Agent shall, at the Trustees' written request, promptly deliver to the Trustees or to any successor Paying Agent as requested by the Trustees (i) copies of all books and records maintained by it and (ii) any funds deposited with the Paying Agent by the Trust.

                  6.2 Communications. Except for communications authorized to be made by telephone pursuant to this Agreement, all notices, requests and other communications to

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any party hereunder shall be in writing (including telecopy or similar writing)
and given to such person at its address or telecopy number set forth below:

If to the Trust,
addressed:                           Estee Lauder Automatic Common
                                     Exchange Security Trust II
                                     c/o Donald J. Puglisi,
                                     Managing Trustee
                                     Puglisi & Associates
                                     850 Library Avenue, Suite 204
                                     Newark, Delaware 19711
                                     Telephone: (302) 738-6680
                                     Telecopier: (302) 738-7210

with a copy to the Administrator if the duties of the Administrator are being performed by a Person other than the Person performing the obligations of the Paying Agent.

If to the Paying Agent,
addressed:                           Chase Mellon Shareholder
                                     Services, L.L.C.
                                     450 West 33rd Street
                                     New York, New York 10001
                                     Attn: Robert Kavanagh
                                     Telephone: (212) 273-8240
                                     Telecopier: (212) 947-7628

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by the Trustees (or by the Administrator, provided that the Trustees shall not have delivered to the Paying Agent an instrument in writing revoking the authorization of the Administrator to act for it pursuant hereto) and on behalf of the Paying Agent by a Vice President, Assistant Vice President or Relationship Officer of the Paying Agent assigned to its Corporate Trust Department.

                  6.3 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other

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representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

                  6.4 No Third Party Beneficiaries. Nothing herein, express or implied, shall give to any Person, other than the Trust, the Paying Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

                  6.5 Amendment; Waiver. (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Trustees shall notify the Paying Agent of any change in the Trust Agreement prior to the effective date of any such change.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  6.6 Successors and Assigns. Any corporation into which the Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, shall be the successor Paying Agent hereunder and under the Trust Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, provided that such corporation meets the requirements set forth in the Trust Agreement. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors of each of the Trust and the Paying Agent. This Agreement shall not be assignable by either the Trustees or the Paying Agent, without the prior written consent of the other party.

                  6.7 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall

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not affect any of the remaining clauses, provisions or sections hereof.

                  6.8 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Paying
Agent Agreement to be duly executed and delivered as of the date first above written.

                                      ESTEE LAUDER AUTOMATIC COMMON
                                      EXCHANGE SECURITY TRUST II


                                      ------------------------------
                                      William R. Latham, III,
                                        as Trustee


                                      ------------------------------
                                      James B. O'Neill,
                                        as Trustee


                                      ------------------------------
                                      Donald J. Puglisi,
                                        as Trustee


                                      CHASEMELLON SHAREHOLDER
                                      SERVICES, L.L.C.

                                      By:
                                         ---------------------------
                                      Name:
                                      Title:

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